Exhibit 10.3

ROTECH HEALTHCARE INC.

COMMON STOCK OPTION PLAN

FORM OF CEO

STOCK OPTION AGREEMENT

INCENTIVE STOCK OPTION

THIS AGREEMENT made as of             , by and between Rotech Healthcare Inc., a Delaware corporation (the “Company”), and              (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted the Rotech Healthcare Inc. Common Stock Option Plan (the “Plan”) for the benefit of a select group of employees, nonemployee directors and consultants;

WHEREAS, due to the Optionee’s position in the Company, the Optionee is eligible for a grant of stock options under the Plan; and

WHEREAS, the Board has authorized the grant to the Optionee of an Incentive Stock Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided.

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1.	Definitions.

Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.	Grant of Option.

Pursuant to the Board’s authorization, an option to purchase              Shares is hereby granted to the Optionee effective             , for an option price per Share equal to $         (the “Option”). The Option is intended by the Board to be an Incentive Stock Option and the provisions hereof shall be interpreted on a basis consistent with such intent.

3.	Exercise of Option.

(a) Exercisability. Subject to Subsection (b) below and such other applicable conditions set forth in this Agreement and the Plan, all or part of the Option may be exercised prior to its expiration to the extent it has vested; provided, however, that the Option may not be exercised for a fraction of a Share unless such exercise is with respect to the final installment of stock subject to the Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of the Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to the Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

(b) Vesting. The Option shall vest over a period of three (3) years in twelve (12) equal quarterly installments with vesting deemed to have commenced on                     . In the event of a termination of the Optionee’s employment without Cause (as defined in the Optionee’s employment agreement with the Company, or the Plan to the extent the Optionee does not have an employment agreement with the Company) within 18 months following a Change in Control, the entire unvested portion of the Option shall immediately vest as of the effective date of the termination of employment. To the extent the Optionee has an employment agreement with the Company that provides for payments upon a termination of the Optionee’s employment for Good Reason or upon a No Fault termination (as defined in such employment agreement), then in the event of a termination of the Optionee’s employment for Good Reason or for No Fault within 18 months following a Change of Control, the entire unvested portion of the Option shall immediately vest as of the effective date of the termination of employment.

4.	Method of Exercising Option.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise the Option by giving written notice to the Company. The notice shall specify the election to exercise the Option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising the Option. In the event that the Option, or portion thereof, is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise the Option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price. For purposes of this Agreement, “Purchase Price” shall mean the exercise price set forth in Section 2 above multiplied by the number of Shares with respect to which the Option is being exercised.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Option has been exercised, registered in the name of the person exercising the Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). The Company shall cause such certificate or certificates to be delivered to or upon the order of the person exercising the Option.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of the Option, the Optionee, as a condition to the exercise of the Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising the Option.

5.	Payment For Stock.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. All or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the purchase price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Exercise/Sale. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(d) Exercise/Pledge. All or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

6.	Option Terms and Exercise Period.

(a) The Option shall be exercised, and payment by the Optionee of the Option price shall be made, pursuant to the terms of the Plan and this Agreement.

(b) Except as otherwise provided for in the Plan or in this Agreement, the Option shall terminate on the earlier of (i) the tenth (10th) anniversary (the fifth (5th) anniversary if the Optionee is a Ten Percent Shareholder) of the date of this Agreement, or (ii) the date the Option is fully exercised.

(c) Upon the termination of the Optionee’s employment with the Company other than by reason of death, Disability or retirement of the Optionee on or after the age of 65, the Option shall expire and terminate on the earliest of the following occasions:

(i) The termination date determined pursuant to Subsection (b) above; or

(ii) The date eighteen (18) months after the termination of the Optionee’s employment for any reason.

The Optionee may exercise all or part of the Option at any time before its termination under the preceding sentence, but only to the extent that the Option had become exercisable (i.e., vested) before the effective date of the termination of the Optionee’s employment. In the event that the Optionee dies after his or her termination of employment but before the expiration of the Option, all or part of the Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that the Option had become exercisable before the Optionee’s employment terminated.

(d) Upon the termination of the Optionee’s employment with the Company by reason of death, Disability or retirement on or after the age of 65 of the Optionee, the Option shall expire and terminate on the termination date determined pursuant to Subsection (b) above.

All or part of the Option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that the Option had become exercisable before the Optionee’s death. When the Optionee dies, the Option shall expire immediately with respect to the number of Shares for which the Option is not yet exercisable.

(e) Notwithstanding any of the provisions set forth herein, the exercise of the Option, or any portion thereof, after termination of the Optionee’s employment with the Company shall be subject to satisfaction of the conditions precedent that the Optionee not breach or otherwise violate any confidentiality, non-disclosure, non-solicitation, or non-competition covenant contained in the Employment Agreement. In the event of such adjudged breach or violation, any unexercised portion of the Option, whether vested or not, shall immediately terminate and expire.

(f) The Option will cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an employee of the Company for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), or (ii) more than twelve (12) months after the date the Optionee ceases to be an employee of the Company by reason of such permanent and total disability.

(g) A transfer of the Optionee’s employment between the Company and any subsidiary of the Company, or between any subsidiaries of the Company, shall not be deemed to be a termination of the Optionee’s employment for purposes of the Option.

7.	Restrictions on Transfer of Option.

This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee, except on account of the Optionee’s Disability or death.

8.	Regulation by the Board.

This Agreement and the Option shall be subject to any administrative procedures and rules as the Board shall adopt. All decisions of the Board upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will or by the laws of descent and distribution.

9.	Rights as a Shareholder.

The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

10.	Reservation of Shares.

With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

11.	Delivery of Share Certificates.

Within a reasonable time after the exercise of the Option, the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

12.	Amendment.

The Board may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would alter or impair any of the Optionee’s rights or obligations with respect to the Option shall be effective without the written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162 (m) of the Code and applicable interpretive authority thereunder).

13.	Capital Changes and Business Successions.

It is the purpose of this Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee’s rights hereunder to be diluted or terminated and thus be contrary to the Optionee’s interest. Section 3(b) of the Plan contains extensive provisions designed to preserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the company are hereby made applicable hereunder and are incorporated herein by reference.

14.	No Retention Rights.

Nothing in this Stock Option Agreement, the grant of the Option or in the Plan shall confer upon the Optionee any right to continue in the employment of the Company for any period of specific duration.

15.	Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.

16.	Effective Date of Grant.

The Option shall be effective as of the date first written above.

17.	Optionee Acknowledgment.

By executing this Agreement, the Optionee hereby acknowledges that he has received and read the Plan and this Agreement and that he agrees to be bound by all of the terms of both the Plan and this Agreement.

ATTEST:	ROTECH HEALTHCARE INC.

By:

Its:

WITNESS: